Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (No. 333-267764 and No. 333-269415) on Form S-8 and S-11, respectively of Bluerock Homes Trust, Inc. (each, a “Registration Statement”), and the accompanying prospectuses to each Registration Statement, of our report dated February 5, 2024, relating to the consolidated financial statements of Amira JV LP and Subsidiary, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Tampa, Florida

January 16, 2025

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